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                                                                    EXHIBIT 99.8

                            AMENDMENT AGREEMENT NO. 4
                               TO CREDIT AGREEMENT


      This AMENDMENT AGREEMENT NO. 4 (this "Amendment"), made effective as of March 19, 2002, by and between ASPEN TECHNOLOGY, a Delaware corporation ("Borrower") and FLEET NATIONAL BANK, a national banking association (the "Bank"), amends the Credit Agreement dated as of October 27, 2000, as amended as of June 29, 2001, November 2, 2001 and February 6, 2002 (as the same may be further amended, modified, or supplemented from time to time, the "Credit Agreement"), by and between the Borrower and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

      WHEREAS, the Borrower has requested that the Bank agree to amend the Credit Agreement in certain respects; and

      WHEREAS, subject to the terms and provisions hereof, the Bank is willing to do so;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Amendment to Credit Agreement. The definition of "Permitted Restricted Payments" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "Permitted Restricted Payments" shall mean any dividend, distribution or other payment, or any purchase, redemption or other acquisition for value of capital stock of the Borrower, pursuant to (i)
      Section 3, 9 or 10 of the Certificate of Designations of Series B-I Convertible Preferred Stock and Series B-II Convertible Preferred Stock (as amended from time to time, the "Series B Certificate") forming part of the Certificate of Incorporation, as amended, of the Borrower, (ii)
      Section 4.5, 4.9, 4.10, 4.11 or 6.2 of the Amended and Restated Securities Purchase Agreement, dated as of even date herewith, by and between the Borrower and the entities listed on the signature pages thereto (as amended from time to time, the "Purchase Agreement"), (iii) Section 6 or 10(c) of the warrants to purchase common stock (the "Warrants") issued by the Borrower pursuant to the Purchase Agreement (or any warrant issued upon the transfer thereof, in connection with a partial exercise thereof or otherwise as contemplated thereby), (iv) Section 2(e), 2(g), 4 or 5 of the Amended and Restated Registration Rights Agreement, dated of even date herewith, by and between the Borrower and the entities listed on the signature pages thereto (as amended from time to time, the "Rights Agreement") and (v) Section 3 or 7 of the Certificate of Designations of Series C Preferred Stock (as amended from time to time, the "Series C Certificate").

      2. Representations and Warranties. The Borrower hereby confirms (a) that the representations of the Borrower contained in Section 4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the
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Credit Agreement as amended hereby, and the other Loan Document as amended hereby, as "Loan Documents" for the purposes of making said representations; and
(b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

      3. Delivery of Documents. Promptly following the date hereof, the Borrower shall provide to the Bank final definitive copies of the following documents, bearing signatures where appropriate: (a) the Purchase Agreement, (b) the Series B Certificate, (c) the Warrants, (d) the Rights Agreement and (e) the Series C Certificate.

      4. Miscellaneous Provisions. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement contained in any of the Loan Documents shall be references to the Credit Agreement as amended hereby and as the same has been or may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Borrower hereby confirms its obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of Sullivan & Worcester LLP.

      5. Governing Law. This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first above written.

                                    ASPEN TECHNOLOGY, INC.

                                    By: /s/ Lisa W. Zappala
                                       -----------------------------------------
                                         Name: Lisa W. Zappala
                                         Title: Senior Vice President and
                                                Chief Financial Officer


                                    FLEET NATIONAL BANK

                                    By: /s/ Larisa B Chilton
                                       -----------------------------------------
                                         Name:      Larisa B. Chilton
                                         Title:     Vice President


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